Exhibit 21.1

LIST OF SUBSIDIARIES OF EXPRO GROUP HOLDINGS N.V.

Entity	Jurisdiction
Blackhawk Specialty Tools de Mexico S. de RL de C.V.	Mexico
Blackhawk Specialty Tools, LLC	Texas, USA
Exploration and Production Services (Holdings) Ltd	United Kingdom
Expro Americas LLC	Delaware, USA
Expro Argentina, S.R.L.	Argentina
Expro Benelux Limited	United Kingdom
Expro Eurasia Limited	United Kingdom
Expro Group Australia PTY	Australia
Expro Gulf Ltd	Cyprus
Expro Holdings UK 2 Ltd	United Kingdom
Expro Holdings UK 3 Ltd	United Kingdom
Expro Holdings UK 4 Ltd	United Kingdom
Expro Holdings US Inc.	Delaware, USA
Expro International B.V.	The Netherlands
Expro International Group Ltd	United Kingdom
Expro LP B.V.	The Netherlands
Expro North Sea Ltd	United Kingdom
Expro Norway AS	Norway
Expro Overseas Inc.	Panama
Expro Resources Ltd	United Kingdom
Expro Tool, S.de RL de CV	Mexico
Expro US Holdings LLC	Delaware, USA
Expro Worldwide B.V.	The Netherlands
Exprotech Nigeria Ltd.	Nigeria
Frank’s International Guyana, Inc.	Guyana
Frank’s International Hungary Kft.	Hungary
Frank's Canada Holding B.V.	The Netherlands
Frank's Eiendom AS	Norway
Frank's International (Bermuda) Ltd	Bermuda
Frank's International (Gibraltar) Limited	Gibraltar
Frank's International A.S.	Norway
Frank's International Americas B.V.	The Netherlands
Frank's International Brasil Ltda.	Brazil
Frank's International C.V.	The Netherlands
Frank's International Coöperatief U.A.	The Netherlands
Frank's International ITL, Ltd.	British Virgin Islands

Frank's International Limited	United Kingdom
Frank's International Mexico S. de RL de C.V.	Mexico
Frank's International Middle East (BVI) Ltd	British Virgin Islands
Frank's International Middle East FZCO	United Arab Emirates
Frank's International Operations B.V.	The Netherlands
Frank's International Sdn Bhd	Brunei
Frank's International Trinidad Unlimited	Trinidad
Frank's International Tubular Products Ltd	British Virgin Islands
Frank's International West Africa (B.V.I.) Limited	British Virgin Islands
Frank's International, LLC	Texas, USA
Frank's Oilfield Services (Aust) Pty Ltd	Australia
Frank's Rawabi (S.A.) Limited	Saudi Arabia
Integrated Services (Intl) Limited	United Kingdom
New Eagle 2 Limited	Cayman Islands
New Eagle Holdings Ltd	Cayman Islands
Oilfield Equipment Rentals B.V.	The Netherlands
Oilfield Equipment Rentals Limited	Ireland
Petrotech A.S.	Norway
PT Frank's Indonesia	Indonesia